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                         NOTICE OF GUARANTEED DELIVERY
                                       TO
           TENDER SHARES OF COMMON STOCK AND NON-VOTING COMMON STOCK
                                       OF

                         DOMINICK'S SUPERMARKETS, INC.

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

            By Mail:                  By Federal Express or other                 By Hand:
   First Chicago Trust Company                 Courier:                  First Chicago Trust Company
           of New York                First Chicago Trust Company                of New York
       Tenders & Exchanges                    of New York                c/o Securities Transfer and
           Suite 4660               Tenders & Exchanges, Suite 4680        Reporting Services Inc.
          P.O. Box 2569                14 Wall Street, 8th Floor          Attn: Tenders & Exchanges
   Jersey City, NJ 07303-2569             New York, NY 10005           One Exchange Plaza, Third Floor
                                                                             New York, NY 10006

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH
                  ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Windy City Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Safeway Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 19, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (the "Voting Shares") and/or shares of Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Shares" and, together with the Voting Shares, the "Shares"), of Dominick's Supermarkets, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
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 Signature(s)
             -----------------------------------------------

 Name(s) of Record Holders

 -----------------------------------------------------------
                              PLEASE TYPE OR PRINT

 Number of Shares
                  ----------------------

 Certificate Nos. (If Available)

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 -----------------------------------------------------------

 Dated                                                , 1998
       ----------------------------------------------
Address(es)
            ------------------------------------------------

------------------------------------------------------------
                                                ZIP CODE

Area Code and Tel. No(s)
                         -----------------------------------

(Check the box below if Shares will be tendered by book-entry transfer)

[ ] The Depository Trust Company

Account Number
               --------------------------------------------

-----------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"),
 (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 -----------------------------------------------------------
                                  NAME OF FIRM

 -----------------------------------------------------------
                                     ADDRESS

 -----------------------------------------------------------
                                                 ZIP CODE

 Area Code and Tel. No.
                        -----------------------------------

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                             AUTHORIZED SIGNATURE

Name
----------------------------------------------------
                             PLEASE TYPE OR PRINT

Title
-----------------------------------------------------

Dated
----------------------------------------------, 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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